UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):  November 16, 2007

BALLISTIC RECOVERY SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Minnesota	0-15318	41-1372079
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Airport Road

South St. Paul, Minnesota 55401

(Address of principal executive offices)(Zip Code)

(651) 457-7491

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

The disclosures set forth in Item 2.01 are hereby incorporated by reference to this Item 1.01.

Item 2.01     Completion of Acquisition or Disposition of Assets.

On November 16, 2007, Advanced Tactical Fabrication (“ATF”), a subsidiary of Ballistic Recovery Systems, Inc. (“BRS”), closed on its acquisition of substantially all of the assets of Head Lites Corporation (“HLC”), a manufacturer of high visibility personal safety products (the “Transaction”).  ATF, which is 90% owned by BRS and 10% by HLC, will be based in South St. Paul and have production facilities in Pinebluff, NC and Tijuana, Mexico.

BRS, through ATF, paid $648,400 in cash for the acquisition, in addition to the assumption of certain liabilities.   Additionally, ATF entered into a five year consulting agreement with HLC.  Under the consulting agreement, ATF will make monthly payments to HLC totaling $50,000 in the first year and $42,000 in each year thereafter.  BRS also agreed to make monthly non-compete payments to the majority shareholder of HLC for a period of five years, with payments during the first year totaling approximately $36,000 and payments in each year thereafter totaling $24,000.  Further, ATF will make five annual gross margin payments to HLC in amounts equal to 8% of ATF’s gross margin during each applicable fiscal year (subject to increase under certain circumstances).

BRS also agreed to loan up to $450,000 to ATF under certain secured promissory notes to be issued by ATF in favor of BRS.  The notes will have a three year term and the interest rate will be the prime rate of interest plus 1%.  The principal amount of the notes will be payable quarterly with the first payment being due on April 1, 2008, and the last being due on July 1, 2010.  Accrued interest will be payable quarterly as well, with the first payment being due on January 1, 2008 and the last being due on July 1, 2010.

The above summary is qualified in its entirety by the terms set forth in the asset purchase agreement and master agreement entered into in connection with the Transaction, which are each attached hereto as an exhibit.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures set forth in Item 2.01 are hereby incorporated by reference to this Item 2.03.

Item 8.01     Other Events.

On November 19, 2007, the Company issued a press release relating to the disclosures set forth above.  A copy of the press release is being furnished to the Securities and Exchange Commission and is attached as Exhibit 99.1 to this Form 8-K.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits.

10.1	Asset Purchase Agreement between Advanced Tactical Fabrication, Inc., Head Lites Corporation, and the shareholders of Head Lites Corporation dated November 16, 2007.

10.2	Master Agreement between Ballistic Recovery Systems Inc., Advanced Tactical Fabrication, Inc., Head Lites Corporation, and Gary Lesley dated November 16, 2007.

99.1	Press Release dated November 19, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALLISTIC REVOERY SYSTEMS, INC.

Date: November 21, 2007	By:	/s/ Larry E. Williams
Larry E. Williams, Chief Executive Officer